Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Registration No. 333-138824) and Form S-8 (Registration No. 333-143909 and Registration No. 333-149262) of FBR Capital Markets Corporation of our report dated February 29, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
February 29, 2008